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                                                                   EXHIBIT 12.9


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA MIRA MESA PARTNERS
RATIO OF EARNINGS TO FIXED CHARGES:

                                                       Year End.     Year End.    Year End.     Year End.   Year End.
                                                         1995          1996         1997          1998         1999
                                                       --------------------------------------------------------------
Earnings:
  Pretax income (loss)                                  $(603)        $ 317        $(792)        $ 181        $ 484

Fixed Charges:
  Interest expense                                        392           560          464           439          450
  Interest factor of rental expense                        --            --           --            --           --
                                                        -------------------------------------------------------------
             Total fixed charges                          392           560          464           439          450
                                                        -------------------------------------------------------------
             Total earnings                              (211)          877         (328)          620          934

             Total fixed charges                          392           560          464           439          450
                                                        -------------------------------------------------------------
Ratio of earnings to fixed charges                      (0.54)         1.57        (0.71)         1.41         2.08
                                                        -------------------------------------------------------------
  Deficiency to cover fixed charges                      (603)           --         (792)           --           --
                                                        -------------------------------------------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                      --            --           --            --           --
             Interest factor                               33%           33%          33%           33%          33%
                                                        -------------------------------------------------------------
                            Total                          --            --           --            --           --
                                                        =============================================================

                                                        9 Months          9 Months
                                                          Ended             Ended
                                                       September 30,    September 30,
                                                           1999             2000
                                                       ------------------------------
Earnings:
  Pretax income (loss)                                    $ 359            $ 426

Fixed Charges:
  Interest expense                                          354              367
  Interest factor of rental expense                          --               --
                                                       -------------------------
             Total fixed charges                            354              367
                                                       -------------------------
             Total earnings                                 780              793

             Total fixed charges                            354              367
                                                       -------------------------
Ratio of earnings to fixed charges                         2.20             2.16
                                                       -------------------------
  Deficiency to cover fixed charges                          --               --
                                                       -------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                        --               --
             Interest factor                                 33%              33%
                                                       -------------------------
                            Total                            --               --
                                                       =========================